UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2011

Rural/Metro Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22056	86-0746929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9221 East Via de Ventura

Scottsdale, AZ 85258

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 30, 2011, WP Rocket Merger Sub, Inc. (“Merger Sub”), a Delaware corporation, and wholly-owned subsidiary of WP Rocket Holdings Inc. (f/k/a WP Rocket Holdings LLC), a Delaware corporation (“Parent”), merged with and into Rural/Metro Corporation, a Delaware corporation (“Rural/Metro”), pursuant to the Agreement and Plan of Merger, dated March 28, 2011, by and among Parent, Merger Sub and Rural/Metro (the “Merger Agreement”), with Rural/Metro surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).  Merger Sub and Parent are affiliates of Warburg Pincus LLC, a New York limited liability company (“Warburg Pincus”), and were formed by Warburg Pincus for the purpose of acquiring Rural/Metro.

Item 1.01.      Entry into a Material Definitive Agreement

Senior Secured Credit Facilities

On June 30, 2011, Parent, Merger Sub and Rural/Metro entered into a credit agreement (the “2011 Credit Agreement”) by and among Parent, Merger Sub, Credit Suisse Securities (USA) AG, Citigroup Global Markets Inc. and Jefferies Finance LLC.  A copy of the 2011 Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Overview

The senior secured credit facilities provide senior secured financing of $425.0 million, consisting of:

•      a term loan facility in an aggregate principal amount of $325.0 million, and

•      a revolving credit facility in an aggregate principal amount of $100.0 million, of which $5.0 million was drawn on June 30, 2011.

Rural/Metro is the borrower under the senior secured credit facilities. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans.

Interest Rate and Fees

The loans under the senior secured credit facilities bear interest at a rate equal to, at Rural/Metro’s option, adjusted LIBOR or ABR, in each case, plus an applicable margin.

In addition to paying interest on outstanding principal under the senior secured credit facilities, Rural/Metro is required to pay a commitment fee of 0.50% per annum to the lenders under the revolving credit facility on the average daily unused portion of the revolving credit facility, payable quarterly in arrears commencing June 30, 2011, calculated based upon the actual number of days elapsed over a 360-day year. Rural/Metro is also required to pay customary letter of credit fees.

Prepayment

The senior secured credit facilities require Rural/Metro to prepay outstanding term loans, subject to certain exceptions, with:

•      50% of excess cash flow, which percentage will be reduced to 25% if Rural/Metro’s total leverage ratio is equal to or less than 4.75:1.00 and to 0% if Rural/Metro’s total leverage ratio is equal to or less than 3.75:1.00;

•      100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property, subject to Rural/Metro’s right to reinvest or commit to reinvest 100% of such net proceeds in assets to be used in Rural/Metro’s business or to make certain other permitted investments within 12 months (as long as such reinvestment is completed within 180 days) in lieu of making such prepayment; and

•      100% of the net cash proceeds of any incurrence of debt, other than proceeds from debt permitted under the senior secured credit facilities.

The foregoing mandatory prepayments will be applied to the scheduled installments of principal of the term loan facility in direct order of maturity.

Rural/Metro may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary breakage costs with respect to adjusted LIBOR loans.

Amortization

The term loan facility will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the term loan facility, with the balance being payable on June 30, 2018, subject to the right for individual lenders to extend the maturity date of the outstanding term loans upon Rural/Metro’s request and without the consent of any other lender.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity on June 30, 2016, subject to the right for individual lenders to extend the maturity date of the outstanding revolving credit facility upon Rural/Metro’s request and without the consent of any other lender.

Guarantee and Security

All obligations under the senior secured credit facilities are unconditionally guaranteed jointly and severally by WP Rocket Holdings Inc. and each of Rural/Metro’s existing and subsequently acquired or organized direct or indirect wholly-owned domestic restricted subsidiaries (subject to certain exceptions).

All obligations under the senior secured credit facilities, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by substantially all of Rural/Metro’s assets and each subsidiary guarantor, including but not limited to: (i) a perfected pledge of all Rural/Metro’s equity interests and each of Rural/Metro’s wholly-owned subsidiaries directly held by Rural/Metro or a subsidiary guarantor (limited to 65% of voting stock in the case of foreign subsidiaries) and (ii) perfected security interests in and mortgages on substantially all Rural/Metro’s tangible and intangible personal property and material fee-owned real property and the subsidiary guarantors (in all cases, subject to certain customary exceptions).

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, Rural/Metro’s ability to:

•      incur additional indebtedness;

•      create liens;

•      engage in mergers or consolidations;

•      sell or transfer assets;

•      engage in certain sale and leaseback transactions;

•      pay dividends and distributions or repurchase its capital stock;

•      make investments, loans or advances;

•      prepay certain subordinated indebtedness;

•      make certain acquisitions;

•      engage in certain transactions with affiliates;

•      amend material agreements governing certain subordinated indebtedness; and

•      change its fiscal year.

In addition, the revolving credit facility requires Rural/Metro to maintain the following financial covenant only when any revolving loans or any swingline loans are outstanding under the revolving credit facility:

•      a maximum senior secured net leverage ratio.

The senior secured credit facilities also contain certain customary affirmative covenants and events of default, including a change of control.

Copies of the Collateral Agreement and the Master Guarantee Agreement are attached as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Indenture

On June 30, 2011, Rural/Metro issued $200 million aggregate principal amount of 10.125% senior notes due 2019 (the “Notes”) under an indenture dated June 30, 2011 (the “Indenture”) among Rural/Metro, the guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  A copy of the Indenture is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Ranking; Guarantee

The Notes are unsecured senior obligations of Rural/Metro and are effectively subordinated to all senior indebtedness of Rural/Metro, including the senior secured credit facilities, to the extent of the value of the assets securing such indebtedness.  The Indenture provides that the guarantee of each guarantor is a senior obligation of that guarantor and the Notes will be initially guaranteed by each restricted subsidiary that guarantees the senior credit facilities.

Redemption

At any time prior to July 15, 2015, Rural/Metro may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption and the applicable premium.

Rural/Metro may redeem the Notes, in whole or in part (i) on and after July 15, 2015 and prior to July 15, 2016 at a price equal to 105.063% of the principal amount of the Notes, (ii) on and after July 15, 2016 and prior to July 15, 2017 at a price equal to 102.531% of the principal amount of the Notes and (iii) on and after July 15, 2017  at a price equal to 100% of the principal amount of the Notes, in each case, plus accrued and unpaid interest, if any, to the applicable redemption date.

In addition, prior to July 15, 2014, Rural/Metro may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 110.125% of the face amount of the Notes.

Change of Control Offer and Asset Sales

Upon the occurrence of a change of control or upon the sale of certain of Rural/Metro’s assets in which Rural/Metro does not apply the proceeds as required, the holders of the Notes will have the right to require Rural/Metro to make an offer to repurchase each holder’s notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The Indenture contains covenants that, among other things, limit Rural/Metro’s ability and the ability of its restricted subsidiaries to: incur or guarantee additional indebtedness or issue disqualified shares or issue certain preferred shares; create liens; pay dividends or other distributions, stock repurchases and redemptions, investments and other restricted payments; sell, transfer or otherwise dispose of assets, including capital stock of certain subsidiaries; enter into certain transactions with affiliates; merge, consolidate with, or acquire another company; and designate Rural/Metro’s subsidiaries as unrestricted subsidiaries.

Events of Default

Under the Indenture, each of the following is an event of default:

•      default in payment of principal or premium on the Notes;

•      default in payment of interest on the Notes;

•      failure by Rural/Metro or any guarantor to comply with any of its obligations, covenants or agreements (other than a default referred to in the bullet points above) contained in the Indenture or the Notes;

•      default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by Rural/Metro or any of its restricted subsidiaries or the payment of which is guaranteed by the Issuer or any of its restricted subsidiaries, other than indebtedness owed to Rural/Metro or a restricted subsidiary, whether such indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

•      such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity; and

•      the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

•      failure by the issuer or any significant subsidiary (or group of subsidiaries that together would constitute a significant subsidiary) to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

•      certain events of bankruptcy or insolvency with respect to Rural/Metro or any significant subsidiary (or group of subsidiaries that together would constitute a significant subsidiary); or

•      the guarantee of any significant subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any guarantor that is a significant subsidiary (or group of subsidiaries that together would constitute a significant subsidiary), as the case may be, denies that it has any further liability under its guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture.

Item 1.02.      Termination of a Material Definitive Agreement

Termination of Credit Agreement

On June 30, 2011, Rural/Metro repaid and terminated all commitments under the Credit Agreement, dated as of November 24, 2010 among Rural/Metro Operating Company, LLC (“Rural/Metro LLC”), as borrower, the lenders referred to therein, Royal Bank of Canada, as administrative agent for the lenders, General Electric Capital Corporation, as syndication agent, JPMorgan Chase Bank, N.A. and Bank of Arizona, N.A., as co-documentation agents, and RBC Capital Markets, as sole lead arranger and sole lead bookrunner (the “2010 Credit Agreement”), which was entered into pursuant to the Amendment and Restatement Agreement, dated as of November 24, 2010, among Rural/Metro, Rural/Metro LLC, as borrower, certain guarantors referred to therein, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders referred to therein. In connection with such termination, Rural/Metro repaid all outstanding loans and interest accrued under the 2010 Credit Agreement through the date of termination, and all liens on assets of Rural/Metro and its subsidiaries guaranteeing such facility, together with such subsidiary guarantees, were released and terminated.

Termination of Equity Incentive Plans

At the completion of the Merger, the Company’s equity incentive plans, including the Rural/Metro Corporation 1992 Stock Option Plan, as amended, the Rural/Metro Corporation 2000 Non-Qualified Stock Option Plan, as amended and the Rural/Metro Corporation 2008 Incentive Stock Plan, were terminated.

Item 2.01.      Completion of Acquisition and Disposition of Assets

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d)           Notice of Delisting of Rural/Metro Shares

Under the terms of the Merger Agreement, each share of Rural/Metro’s common stock outstanding at the effective time of the Merger, other than any shares owned by Rural/Metro as treasury stock, any shares owned by any direct or indirect wholly-owned subsidiary of Rural/Metro, any shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was cancelled and converted into the right to receive $17.25 in cash, without interest thereon and less any required withholding taxes (the “Merger Consideration”).

On June 30, 2011, Rural/Metro notified NASDAQ Capital Market (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ in connection with the Merger, and requested that NASDAQ file a delisting application with the U.S. Securities and Exchange Commission (the “SEC”) to delist and register its common stock. On June 30, 2011, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister Rural/Metro’s common stock.  Rural/Metro will file with the SEC a certification and notice of termination on Form 15 with respect to Rural/Metro’s common stock, requesting that Rural/Metro’s common stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of Rural/Metro with respect to Rural/Metro’s common stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.      Material Modification to Rights of Security Holders

At the effective time of the Merger, and pursuant to the Merger Agreement, each share of Rural/Metro’s common stock outstanding at the effective time of the Merger, other than any shares owned by Rural/Metro as treasury stock, any shares owned by any direct or indirect wholly-owned subsidiary of Rural/Metro, any shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was cancelled and converted into the right to receive the Merger Consideration. At the effective time of the Merger, holders of shares of Rural/Metro common stock ceased to have any rights as stockholders of Rural/Metro (other than the right to receive the Merger Consideration) and accordingly no longer have any interest in Rural/Metro’s future earnings or growth. The information set forth under Item 3.01 above and Item 5.01 below is incorporated herein by reference.

Item 5.01.      Changes in Control of Registrant

On June 30, 2011, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Rural/Metro with Rural/Metro surviving the Merger as a wholly-owned subsidiary of Parent. As a result of the Merger, each share of Rural/Metro’s common stock outstanding at the effective time of the Merger, other than any shares owned by Rural/Metro as treasury stock, any shares owned by any direct or indirect wholly-owned subsidiary of Rural/Metro, any shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was cancelled and converted into the right to receive the Merger Consideration.

Parent paid approximately $437 million as Merger Consideration in connection with the Merger.  The purchase price was funded by (i) a senior secured term loan facility in an aggregate principal amount of $325 million, $5 million of borrowing under a senior secured revolving credit facility with a maximum availability of $100 million and $200 million of senior notes, (ii) equity financing provided by investment funds affiliated with Warburg Pincus and (iii) cash of Rural/Metro.

A copy of the joint press release issued by Rural/Metro and Parent on June 30, 2011 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 30, 2011, (i) all of the members of the board of directors of Rural/Metro immediately prior to the effective time of the Merger resigned as directors of Rural/Metro, (ii) all the members of the board of directors of Merger Sub immediately prior to the effective time of the Merger became the members of the board of directors of Rural/Metro and (iii) the officers of Rural/Metro immediately prior to the effective time of the Merger remain officers of the surviving corporation.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           Amendments to Articles of Incorporation and Bylaws

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Rural/Metro’s certificate of incorporation was amended and restated in its entirety to be in the form of the certificate of incorporation attached hereto as Exhibit 3.1, and so amended and restated became the certificate of incorporation of the surviving corporation.  The bylaws of Merger Sub, in effect at the effective time of the Merger and attached hereto as Exhibit 3.2, became the bylaws of the surviving corporation until thereafter amended as provided by the bylaws and applicable law (and subject to the Merger Agreement).

Item 9.01.      Financial Statements and Exhibits

(d)           Exhibits

3.1	Amended and Restated Certificate of Incorporation of Rural/Metro Corporation.
3.2	Amended and Restated Bylaws of Rural/Metro Corporation.
3.3	Certificate of Merger of WP Rocket Merger Sub, Inc. with and into Rural/Metro Corporation.
4.1

Indenture, dated as of June 30, 2011, among WP Rocket Merger Sub, Inc., Rural/Metro Corporation, the Guarantors Named on the Signature Pages Thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 10.125% Senior Notes Due 2019.

10.1

Credit Agreement, dated as of June 30, 2011, among WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., Rural/Metro Corporation, Credit Suisse AG, as Administrative Agent, Credit Suisse Securities (USA) LLC, as Joint Lead Arranger and Joint Bookrunner, Citigroup Global Markets Inc., as Joint Lead Arranger, Joint Bookrunner and Syndication Agent and Jefferies Finance LLC, as Joint Bookrunner and Documentation Agent.

10.2

Collateral Agreement, dated as of June 30, 2011, among WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., Rural/Metro Corporation, the other Grantors party thereto and Credit Suisse AG, as Administrative Agent.

10.3

Master Guarantee Agreement, dated as of June 30, 2011, among WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., Rural/Metro Corporation, the Subsidiary Guarantors party thereto and Credit Suisse AG, as Administrative Agent.

99.1	Press Release, dated June 30, 2011, jointly issued by WP Rocket Holdings Inc. and Rural/Metro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2011	RURAL/METRO CORPORATION

	By:	/s/ Michael P. DiMino
Name: Michael P. DiMino
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit List

3.1	Amended and Restated Certificate of Incorporation of Rural/Metro Corporation.
3.2	Amended and Restated Bylaws of Rural/Metro Corporation.
3.3	Certificate of Merger of WP Rocket Merger Sub, Inc. with and into Rural/Metro Corporation.
4.1

Indenture, dated as of June 30, 2011, among WP Rocket Merger Sub, Inc., Rural/Metro Corporation, the Guarantors Named on the Signature Pages Thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 10.125% Senior Notes Due 2019.

10.1

Credit Agreement, dated as of June 30, 2011, among WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., Rural/Metro Corporation, Credit Suisse AG, as Administrative Agent, Credit Suisse Securities (USA) LLC, as Joint Lead Arranger and Joint Bookrunner, Citigroup Global Markets Inc., as Joint Lead Arranger, Joint Bookrunner and Syndication Agent and Jefferies Finance LLC, as Joint Bookrunner and Documentation Agent.

10.2

Collateral Agreement, dated as of June 30, 2011, among WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., Rural/Metro Corporation, the other Grantors party thereto and Credit Suisse AG, as Administrative Agent.

10.3

Master Guarantee Agreement, dated as of June 30, 2011, among WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., Rural/Metro Corporation, the Subsidiary Guarantors party thereto and Credit Suisse AG, as Administrative Agent.

99.1	Press Release, dated June 30, 2011, jointly issued by WP Rocket Holdings Inc. and Rural/Metro.